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Exhibit 10.16


[ADMICO LOGO]


Admico SA. Avenue Alfred-Cortot 7A. CH- 1260 Nyon, T41. + 41 - 22 - 361 61 05, Fax + 41 - 22 - 362 12 49

                                    Agreement
            Regarding the appointment of N1r. Rudolf J. Weissenberger
               As ad interim CEO and Chairman of The Cronos Group

Mr. Rudolf J. Weissenberger (RJW) is prepared to accept his appointment as full time ad interim CEO on the following terms and conditions:

1.     The appointment started on May 20, 1998.

2. Cronos (the Company) shall be entitled to terminate that appointment at any moment, with immediate effect, provided that RM shall be entitled to his service fee until the end of the following month in course of which such termination is notified.

3. RJW shall be entitled to resign from his appointment with at least one month notice for the end of one calender month.

4. RJW shall discharge his duties as ad interim CEO at the head office of the company and, to the extent this will be possible, from his offices in Switzerland or France.

5. The services of R-TW will be put at the disposal of Cronos by Admico SA. Admico SA will receive a monthly service fee of US$ 48.700 (fourty eight thousand seven hundred Dollars) payable at the end of each month.

6. As an incentive RJW will receive Warrants, voting or non voting stock subject to board approval.

7. The Company will fully reimburse RSW all expenses made necessary by the discharge of his duties as the ad interim CEO of the Company (such as travel and Hotel expenses), on the basis of duly documented statements.

8. The company shall notify its third party liability insurance company of the appointment of RJW as its interim CEO.


Dated:
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Cronos Containers

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Admico SA



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                                                 CRONOS

                                                 CRONOS CONTAINERS
                                                 ORCHARD LEA
                                                 WINKFIELD LANE
                                                 WINKFIELD WINDSOR
                                                 BERKSHIRE SL4 4RU
                                                 ENGLAND

                                                 TELEPHONE (44) (0) 1344 891111

                                                 FAX (44) (0) 1344 894104

Indemnification Agreement

As of May 20, 1998 Mr. Rudolf J. Weissenberger was appointed Chairman and CEO of the Cronos Group by its Board of directors.

This is to confirm that:

1. The Cronos Group will hold RJW personally harmless for any adverse consequences or damages - unless fraudulent - which may arise out of his functions and actions as Chairman and CEO in the normal course of business, or based on board approval or board resolutions.

2. The company warrants that it disclosed to RJW all material documentation and issues in the widest sense of importance.

3. The Group will rigorously defend RM against all claims and law suits involving liabilities, agreements, actions (oral, written or else) concerning customers, banks, financial institutions, authorities and the like, that originate on facts prior to RJW assuming his job.

4. The company will be responsible for any legal fees, judgments, opinions charged to RJW.

Winkfield, 29 June 98

Cronos Containers


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CRONOS

                                                 Cronos; containers
                                                 Orchard Lea
                                                 Winkfield Lane
                                                 Winkfield Windsor
                                                 Berkshire SL4 4RU
                                                 England

                                                 Telephone (44) (0) 1344 891111
                                                 Fax (44) (0) 1344 894104
                                                 Telex SM770 CRONOS G

Memorandum
Regarding Cronos shares which are the property of Lambert Business Inc., Panama

Cronos Containers acknowledges that Mr. Rudolf J. Weissenberger, residing at Chemin de la Dole, 1274 Signy, Switzerland, claims, on the basis of an agreement between himself and Mr. Stefan Mirkovich-Palatin dated July 15th 199 1, the ownership of 1.030.303 shares of the Company registered in the name of Lambert Business Inc., Panama, on account of Mr. Palatin's default under the agreement referred to above. The Company and RJW agree that the said shares, which are presently deposited in New York, shall be returned in the custody of the Company, which irrevocably undertakes not to make any claim thereon on account of its possible claims against Mr. Palatin, but to hold these shares in escrow until such time when the ownership of the said shares has been adjudicated or recognized by Mr. Palatin. Mr. Axel Friedberg, in his capacity as the representative of Lambert Business Inc. undertakes to issue such instructions as may be necessary to give effect to this clause.

Cronos Containers


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